                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
    Date of Report  (Date of earliest event reported)      February 20, 1998

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                  33-22097-NY             11-2908692
(State or jurisdiction of         (Commission          (I.R.S. employer
 incorporation or organization)    File Number)         identification number)


     5151 SAN FELIPE, SUITE 450
     HOUSTON, TEXAS                                         77056
  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:     (713) 621-7911

Former name or former address if changed since last report:  Not Applicable

PURPOSE OF THIS AMENDMENT

     On March 9, 1998, the registrant filed its Form 8-K for the acquisition of Code 3, Inc. Financial information required under Item 7 and Regulation S-B Item 310 was not available at the time of the filing. The purpose of this amendment is to include the required audited financial statements and pro forma information.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On February 20, 1998, Boots & Coots International Well Control, Inc. (the "Company"), completed the acquisition of 100% of the outstanding shares of common stock of Code 3, Inc., a Texas Corporation ("Code 3"). Code 3 is a hazardous material emergency response and remediation company with operational offices in Houston, San Antonio, Laredo, El Paso, Harlingen, Fort Worth and Denver, Colorado.

     Consideration for the acquisition of Code 3, with an effective date for audited purchase price adjustments of December 31, 1997, was $570,570 in cash, the assumption of corporate secured debt and interest thereon of $1,211,574.47 at closing; and the issuance at closing of 488,136 shares of the Company's common stock, of which 158,646 shares were delivered into escrow to secure certain indemnification obligations of the stockholders of Code 3.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     a.  Financial Statements and Pro Forma Financial Information.

     The financial statement information required under Regulation S-B Item 310 is included after the signature page as follows:

Pro forma Unaudited Consolidated Balance Sheet, which includes December 31, 1997 Boots & Coots International Well Control, Inc. Audited Balance Sheet, the December 31, 1997 Code 3, Inc. Audited Balance Sheet, pro forma adjustments and pro forma unaudited combined balance sheets.

The Six Months Ended December 31, 1997 Boots & Coots International Well Control, Inc., Income Statement, the Six Months Ended December 31, 1997 Code 3, Inc. Income Statement, pro forma adjustments and the pro forma unaudited combination.

The Twelve Months Ended June 30, 1997 IWC Services, Inc. (the operating entity of Boots & Coots International Well Control, Inc. after the merger of July
1997), Income Statement, the Twelve Months Ended December 31, 1997 Code 3, Inc. Income Statement, pro forma adjustments and the pro forma unaudited combination.

Audited Financial Statements of Code 3, Inc. for the Year Ended December 31, 1997 together with the Auditor's report.

    b.    Exhibits.


          2.1 Agreement and Plan of Merger and Reorganization among Boots & Coots International Well Control, Inc., B&C/ITS, Inc. and Code 3, Inc. and the Stockholders of Code 3, Inc. dated February 19, 1998. The following attachments and schedules have been omitted:
               Annexes I, II, III and IV; the Disclosure Schedules of Code 3 and the Stockholders of Code 3; the Disclosure Schedule of the Company and B&C/ITS, Inc.; and the closing certificate and ancillary document listed in Section 9 of Exhibit 2.1. Exhibit
               2.1 is incorporated herein by reference to Form 8-K filed March 9, 1998.


         99.1 Press release dated February 20, 1998. Exhibit 99.1 is incorporated herein by reference to Form 8-K filed March 9, 1998.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 6, 1998        Boots & Coots International Well Control, Inc.


                         By:  /s/ Thomas L. Easley
                            -------------------------------
                            Thomas L. Easley
                            Chief Financial Officer
                            (Principal Financial and Accounting Officer)

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     The following unaudited pro forma consolidated statements of operations of the Company for the six months ended December 31, 1997 and the twelve months ended June 30, 1997 and the unaudited pro forma consolidated balance sheet of the Company as of December 31, 1997 (the "Unaudited Pro Forma Consolidated Financial Statements") give effect to (i) the Code 3, acquisition under the purchase method of accounting, (ii) the issuance of 488,136 shares of common stock by the Company, 158,646 of which are held in escrow (iii) the payment of $570,570 in working capital, and (iv) the assumption of Code 3, Inc. debt totaling $$1,211,574.47.

     The unaudited pro forma consolidated statement of operations for the six months ended December 31, 1997 and the twelve months ended June 30, 1997 were prepared assuming that the transactions described above were consummated as of the beginning of each period presented. The unaudited pro forma consolidated balance sheet as of December 31, 1997 includes the historical purchase accounting entries made for Code 3, Inc. and was prepared assuming that the transactions described in (ii), (iii) and (iv) above were consummated as of December 31, 1997.

     The Unaudited Pro Forma Consolidated Financial Statements are based upon the historical consolidated and combined financial statements of the Company and Code 3, Inc. and should be read in conjunction with those consolidated and consolidated financial statements and historical summary and the notes thereto. The results of the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

     The pro forma adjustments and the resulting Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Company. A final determination of required purchase accounting adjustments, and the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made for the Code 3, Inc. Acquisition. Accordingly, the purchase accounting adjustments for the Code 3, Inc. acquisition reflected in the pro forma information are preliminary and have been made solely for purposes of developing such information. The Company's management believes, however, that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transactions reflected thereby and that any subsequent changes in the underlying assumptions and estimates will not materially affect the Unaudited Pro Forma Consolidated Financial Statements presented herein. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the Company's financial position or results of operations actually would have been had the Code 3, Inc. acquisition, occurred on the dates indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the Unaudited Pro Forma Consolidated Financial Statements do not reflect changes that may occur as the result of post-combination activities and other matters.

                 Boots & Coots International Well Control, Inc.
                     Pro Forma Consolidated Balance Sheet
                               December 31, 1997
                                  (unaudited)



                                           Boot & Coots       Code 3,       Pro Forma     Consolidated
                                           International       Inc.       adjustments       Pro Forma
                                           Well Control,                                     Balance
                                               Inc                                            Sheet
                                         ---------------   -----------   -------------    ------------
Current assets:
  Cash and equivalents                     $  1,718,060    $    22,070   $   (570,570)    $  1,169,560
  Accounts receivable                         2,765,581      1,831,185       (550,000)       4,046,766
  Inventory                                   1,131,011        136,007              0        1,267,018
  Prepaids and other assets                     427,160         63,101              0          490,261
                                           ------------     ----------      ---------       ----------
      Total current assets                    6,041,812      2,052,363     (1,120,570)       6,973,605
                                           ------------     ----------      ---------       ----------
Property and equipment (at cost):
    Property and equipment                    7,510,424        683,148       (188,110)       8,005,462
     Less: Accumulated depreciation            (561,615)      (188,110)       188,110         (561,615)
                                           ------------     ----------      ---------       ----------
                                              6,948,809        495,038              -        7,443,847
                                           ------------     ----------      ---------       ----------
  Other assets, net                           1,070,752         22,731      3,466,492        4,450,116
                                           ------------     ----------      ---------       ----------
       Total assets                        $ 14,061,373    $ 2,570,132   $  2,345,922     $ 18,977,427
                                           ------------     ----------      ---------       ----------
Current liabilities:
  Accounts payable                         $  1,679,242    $ 1,140,340   $          0     $  2,819,582
  Accrued liabilities                           486,450        182,677              0          669,127
  Notes payable -current                      1,562,721        765,864        537,393        2,865,978
  Taxes payable                                       0          7,500              0            7,500
                                           ------------     ----------      ---------       ----------
                                              3,728,413      2,096,331              0        6,362,187
                                           ------------     ----------      ---------       ----------
Subordinated debt                                92,207              0              0           92,207
Note payable                                      9,207        540,665       (540,665)           9,207
Equity                                       10,231,546        (66,914)     2,349,194       12,513,826
                                           ------------     ----------      ---------       ----------
      Total Liabilities and Equity         $ 14,061,373    $ 2,570,132   $  2,345,922     $ 18,977,427
                                           ------------     ----------      ---------       ----------

See accompanying notes to unaudited Pro Forma Consolidated Financial Statements

                 Boots & Coots International Well Control, Inc.
                Pro Forma Consolidated Statement of Operations
                       Twelve Months Ended June 30, 1997
                                  (unaudited)



                                           Boot & Coots       Code 3,       Pro Forma     Consolidated
                                           International       Inc.       adjustments       Pro Forma
                                           Well Control,                                   Statement of
                                               Inc                                          Operations
                                         ---------------   -----------   -------------    ------------

Revenues                                   $  2,564,087    $ 2,540,872                    $  5,104,959
Operating expenses:
   Cost of sales                              1,459,640      1,784,232                       3,707,758
   General and administrative                 1,061,259        447,349                       1,508,608
   Depreciation & amortization                  111,469        106,234        138,659          356,362
                                           ------------     ----------      ---------       ----------
       Total operating expenses               2,632,368      2,337,815        138,659        5,108,842

Operating income (loss) before taxes            (68,281)       203,057       (138,659)          (3,883)

Other (income) expense                           62,774        (10,430)                         52,344
                                           ------------     ----------      ---------       ----------
Income (loss) before taxes                     (131,055)       213,487       (138,659)          48,461

Income taxes                                     24,569         72,585        (72,585)          24,569
                                           ------------     ----------      ---------       ----------
Net income (loss)                          $   (155,624)   $   140,902     $  (66,074)    $    (80,796)
                                           ------------    -----------     ----------     ------------
Earnings Per Share                                (0.03)                                         (0.01)
                                           ============                                   ============
Weighted Average Shares Outstanding           5,300,509                                      5,788,645
                                           ============                                   ============

See accompanying notes to unaudited Pro Forma Consolidated Financial Statements

                 Boots & Coots International Well Control, Inc.
                Pro Forma Consolidated Statement of Operations
                       Six Months Ended December 31, 1997
                                  (unaudited)



                                           Boot & Coots       Code 3,       Pro Forma       Combined
                                           International       Inc.       adjustments       Pro Forma
                                           Well Control,                                     Balance
                                               Inc                                            Sheet
                                         ---------------   -----------   -------------    ------------

Revenues                                   $  5,389,137    $ 2,897,816                    $  8,286,953
Operating expenses:
   Cost of sales                              3,785,787      2,570,588                       6,356,375
   General and administrative                 1,535,890        501,306                       2,037,196
   Depreciation & amortization                  499,616         36,974         69,330          605,920
                                           ------------     ----------      ---------       ----------
       Total operating expenses               5,821,293      3,108,868         69,330        8,999,491
                                           ------------     ----------      ---------       ----------

Operating income (loss) before taxes           (432,156)      (211,052)       (69,330)        (712,538)
Other (income) expense                          285,306          2,290                         287,596
                                           ------------     ----------      ---------       ----------
Income (loss) before taxes                     (717,462)      (213,342)       (69,330)      (1,000,134)
Income taxes                                     41,370                                         41,370
                                           ------------     ----------      ---------       ----------
Net income (loss)                          $   (758,832)    $ (213,342)    $  (69,330)    $ (1,041,504)
                                           ------------     ----------     ----------     ------------
Earnings Per Share                               $(0.01)                                        $(0.08)
                                           ============                                   ============
Weighted Average Shares Outstanding          12,191,171                                     12,679,307
                                           ============                                   ============

See accompanying notes to unaudited Pro Forma Consolidated Financial Statements

        1.  Basis of Presentation:

The unaudited pro forma consolidated balance sheet is presented assuming the Code 3, Inc. acquisition occurred on December 31, 1997. The unaudited pro forma consolidated statements of operations for the twelve months ended June 30, 1997 and the six months ended December 31, 1997 are presented as if the Code 3, Inc. acquisition occurred at the beginning of each of respective periods presented. The Unaudited Pro Forma Consolidated Financial Statements may not necessarily be indicative of the results which would actually have occurred if the Code 3, Inc. acquisition had been in effect on the date or for the periods indicated or which may result in the future.

        2.  Pro Forma Adjustments - Statements of Operations

The pro forma adjustments to the unaudited pro forma consolidated statements of operations reflect the following:

        (a) Amortization - The adjustment reflects the pro forma amortization expense based on the allocation of the excess of the purchase price over the underlying fair value of assets acquired to goodwill and amortized over twenty five years.

        (b) Income taxes are prepared on a consolidated basis with a formerly related company. Net operating loss carryforwards are not considered on an ongoing basis.

        3.  Pro Forma Adjustments - Balance Sheet

The pro forma adjustments to the unaudited pro forma consolidated balance sheet reflect the following:

        (b) Code 3, Inc. Acquisiton Adjustments - The adjustment reflects the recording of the Code 3, Inc. Acquisition using the purchase method of accounting and the allocation of the purchase price price based on the Company's estimate of the fair value of the assets acquired. The allocation of the purchase price is preliminary, as valuation and other studies have not been finalized. It is not expected that the final allocation of the purchase price will produce materially different results from those presented herein.

                                  CODE 3, INC.

                              FINANCIAL STATEMENTS
                        AND INDEPENDENT AUDITOR'S REPORT

                          YEAR ENDED DECEMBER 31, 1997

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Code 3, Inc.

We have audited the accompanying balance sheet of Code 3, Inc. as of December 31, 1997, and the related statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Code 3, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

HEIN + ASSOCIATES LLP
Houston, Texas
April 27, 1998

                                 CODE 3, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1997


                                                ASSETS
                                                ------
CURRENT ASSETS:
  Cash                                                                                          $     22,070
  Accounts receivable, net of allowance for doubtful accounts of $9,000                            1,831,185
  Other receivables                                                                                   12,004
  Inventories                                                                                        136,007
  Prepaid expenses and other current assets                                                           51,097
                                                                                                 -----------
      Total current assets                                                                         2,052,363

PROPERTY AND EQUIPMENT, net                                                                          495,038

OTHER ASSETS                                                                                          22,731
                                                                                                 -----------
       Total assets                                                                            $   2,570,132
                                                                                                 ===========


                                LIABILITIES AND SHAREHOLDERS' DEFICIT
                                -------------------------------------

CURRENT LIABILITIES:
  Revolving line of credit                                                                     $     350,000
  Note payable to a bank                                                                             225,000
  Note payable to a shareholder                                                                       50,000
  Accounts payable                                                                                 1,140,340
  Accrued expenses                                                                                   182,677
  Current portion of long-term debt                                                                  140,864
  Taxes payable                                                                                       75,000
                                                                                                 -----------
      Total current liabilities                                                                    2,096,381

LONG-TERM DEBT--net of current portion                                                               540,665

COMMITMENTS AND CONTINGENCIES  (Note J)

SHAREHOLDERS' DEFICIT:
  Common stock (no par; 100,000 shares authorized; 1,000 shares
   issued and outstanding)                                                                            26,000
  Accumulated deficit                                                                                (92,914)
                                                                                                 -----------
      Total shareholders' deficit                                                                    (66,914)
                                                                                                 -----------
      Total liabilities and shareholders' deficit                                              $   2,570,132
                                                                                                 ===========

             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENT.

                                 CODE 3, INC.

                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997


REVENUES:                                                       $4,875,556

COSTS AND EXPENSES:
  Operating expenses                                             2,066,320
  General and administrative                                     2,563,020
  Depreciation                                                      85,561
                                                                 ---------
                                                                 4,714,901

OPERATING INCOME                                                   160,655

INTEREST EXPENSE                                                   (70,660)

OTHER INCOME                                                        10,932

OTHER BEFORE TAXES                                                 (79,081)
                                                                ----------

INCOME BEFORE TAXES                                                 21,846

INCOME TAXES                                                         7,500
                                                                ----------
NET INCOME                                                      $   14,346
                                                                ==========


             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                                 CODE 3, INC.

                       STATEMENT OF SHAREHOLDERS' DEFICIT
                          YEAR ENDED DECEMBER 31, 1997



                                                                                                  TOTAL
                                             COMMON STOCK                                         SHARE-
                                   --------------------------------        ACCUMULATED           HOLDERS'
                                        SHARES            AMOUNT             DEFICIT             DEFICIT
                                   ---------------   --------------    ----------------     ----------------
BALANCES, January 1, 1997                    1,000          $26,000           $(107,260)            $(81,260)

Net income                                       -                -              14,346               14,346
                                       -----------      -----------        ------------          -----------
BALANCES, December 31, 1997                  1,000          $26,000           $ (92,914)            $(66,914)
                                       ===========      ===========        ============          ===========


             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                                 CODE 3, INC.

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                      $    14,346
  Adjustments to reconcile net loss to net cash used in
  operating activities:
     Depreciation and amortization                                     85,561
     Loss on sale of fixed assets                                       2,724
     Deferred income taxes                                                 --
     Changes in operating assets and liabilities, net of
       assets acquired:
       Receivables                                                 (1,626,653)
       Inventories and supplies                                       (79,293)
       Prepaid expenses                                               (30,771)
       Other current assets                                            (7,908)
       Other assets (not current)                                     (21,156)
       Accounts payable                                               941,269
       Accrued liabilities                                            178,548
       Other                                                            7,500
                                                                  -----------
     Net cash used in operating activities                           (535,833)
                                                                  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment additions                                   (250,272)
  Disposition of assets                                                22,003
                                                                  -----------
     Net cash used in investing activities                           (228,269)
                                                                  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Debt repayments                                                    (692,220)
  Debt proceeds                                                     1,511,107
                                                                  -----------
     Net cash provided by financing activities                        818,887
                                                                  -----------

NET INCREASE IN CASH                                                   54,785

CASH, beginning of year                                               (32,715)
                                                                  -----------

CASH, end of year                                                 $    22,070
                                                                  -----------

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid for interest                                          $    62,646


NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Fixed assets acquired under shareholder notes                   $    50,000


             See accompanying notes to these financial statements.

                                 CODE 3, INC.

                         NOTES TO FINANCIAL STATEMENTS

A.   ORGANIZATION:

     Code 3, Inc. (the "Company") was incorporated in Texas in 1993. The Company provides emergency response service to contain and mitigate hazardous material and oil spills for the chemical, manufacturing and transportation industries, as well as state and federal agencies. The Company also specializes in the transfer of hazardous materials and high and low pressure liquids and industrial fire fighting. Offices are located in various cities throughout Texas. Substantially all of the customers are located in Texas.

B.   SIGNIFICANT ACCOUNTING POLICIES:

     Revenue Recognition - Revenue is recognized on the Company's service contracts either as earned on the basis of day work completed or, for turnkey contracts, on the percentage-of-completion method based upon costs incurred to date and estimated total contract costs. Revenue and cost from equipment sales is recognized upon contract completion and shipment to the customer.

     Inventories - Inventories consist primarily of equipment, parts and supplies. Inventories are valued at the lower of cost or market. Cost is determined using the average cost method.

     Property and Equipment - Property and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets which range from 3 to 7 years.

     Long-lived Assets - The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Company has not identified any such impairment losses.

     Income Taxes - The Company's taxable income is included on a consolidated return with an affiliate. For financial statement purposes, the Company recognizes taxes as if it filed a separate return.

                                 CODE 3, INC.

                         NOTES TO FINANCIAL STATEMENTS


B.   SIGNIFICANT ACCOUNTING POLICIES: (continued)

     The Company accounts for income taxes pursuant to the liability method, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and available tax carryforwards. The Company has no significant temporary differences.

     Use of Estimates - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

     Recent Accounting Pronouncements - During 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that displays these items with the same prominence as other financial statements.

     SFAS No. 130 is effective for financial statements presented for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, the standards may have on the future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of this standard.

C.   INVENTORIES:

     Inventories consisted primarily of personal protective equipment and absorbents, which amounted to $136,007 at December 31, 1997.

                                 CODE 3, INC.

                         NOTES TO FINANCIAL STATEMENTS




D.    PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following as of December 31, 1997:

             Machinery and equipment                    $ 381,568
             Transportation equipment                     233,497
             Office equipment and furnishings              68,083
                                                         --------
                                                          683,148
             Accumulated depreciation                    (188,110)
                                                         --------
                Net book value                          $ 495,038
                                                         ========

         Depreciation expense for the year ended December 31, 1997 was $85,561.

E.   REVOLVING LINE OF CREDIT:

     At December 31, 1997, the Company had a $350,000 revolving line of credit with a bank that expires on July 28, 1998. Interest on the unpaid principal balance of each advance under the line was payable monthly at 11%. The line of credit was collateralized by trade accounts receivable and equipment and was guaranteed by the Company's president. In March, 1998, the Company paid off this revolving line of credit in full.

F.   NOTE PAYABLE TO A BANK:

     At December 31, 1997, the Company had a note payable to a bank with an outstanding principal balance of $225,000 that matured on December 31, 1997. Interest on the note at 11% was due at maturity. The note was collateralized by trade accounts receivable and equipment. In March, 1998, the Company paid off this note in full.

G.   NOTE PAYABLE TO A SHAREHOLDER:

     At December 31, 1997, the Company had an unsecured note payable to a shareholder of $50,000 that matures in March, 1998. The note is non interest-bearing, and interest has been imputed at 10%.

                                 CODE 3, INC.

                         NOTES TO FINANCIAL STATEMENTS



H.   PAYABLE TO A RELATED PARTY:

     At December 31, 1997, the Company had an account payable due to an affiliated entity, which is owned by two of the Company's major shareholders, in the amount of $40,827. During the year ended December 31, 1997, the Company paid approximately $95,000 for environmental, consulting, and engineering services provided by this entity.

     At December 31, 1997, the Company had an account payable due to another affiliated entity, which is owned by two of the Company's major shareholders, in the amount of $3,055. During the year ended December 31, 1997, the Company paid approximately $18,000 for environmental, consulting, and engineering services provided by this entity.

I.   LONG-TERM DEBT:

     At December 31, 1997, the Company had three notes payable to finance companies amounting to $41,684 which bore interest at rates of 9.5% to 10%. Principal and interest was payable in monthly installments through January, 2001. The notes are collateralized by vehicles.

     At December 31, 1997, the Company had a term note payable to a bank amounting to $616,760 which bore interest at a rate of 10.5%. Principal and interest is payable in monthly installments through July 28, 2002. The note is collateralized by accounts receivable, inventory and equipment. Note was paid subsequent to the Boots & Coots, Inc. acquisition.

     At December 31, 1997, the Company had a term note payable to a bank amounting to $23,085 that bore interest at a rate of 10.5%. Principal and interest is payable in monthly installments through June, 2000. The note is collateralized by transportation equipment. Note was paid subsequent to the Boots & Coots, Inc. acquisition.

                                 CODE 3, INC.

                         NOTES TO FINANCIAL STATEMENTS


I.   LONG-TERM DEBT: (continued)

     Annual maturities of principal on long-term debt at December 31, 1997 are as follows:

                  YEARS ENDING
                  DECEMBER 31,                    AMOUNT
                  ------------                   ---------
                     1998                        $ 140,864
                     1999                          145,392
                     2000                          150,569
                     2001                          150,545
                     2002                           94,159
                                                 ---------
                                                 $ 681,529
                                                 =========
J.   COMMITMENTS AND CONTINGENCIES:

     The Company leases office space, shop facilities, equipment and vehicles under operating leases with terms in excess of one year.

     At December 31, 1997, future minimum lease payments under these noncancellable operating leases are approximately:


                  YEARS ENDING
                  DECEMBER 31,                    AMOUNT
                  ------------                   ---------
                     1998                         $213,000
                     1999                          188,000
                     2000                          100,000
                     2001                           51,000
                     2002                           45,000
                  Thereafter                         3,000
                                                 ---------
                                                  $600,000
                                                 =========

     Rent expense for the year ended December 31, 1997, was approximately
     $62,000.

     As part of a settlement agreement with another entity the Company is committed to provide approximately $1,500,000 of service over the next year.

                                 CODE 3, INC.

                         NOTES TO FINANCIAL STATEMENTS


K.   REVENUES FROM MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

     During the year ended December 31, 1997, the following customers represented significant concentrations of revenues:

                Customer A                $1,072,582
                Customer B                   784,486
                Customer C                   622,061

     Two of the Company's customers (each in excess of 10%) collectively accounted for 45% of outstanding accounts receivable at December 31, 1997. The Company performs ongoing evaluations of its customers and generally does not require collateral. The Company assesses its credit risk and provides an allowance for doubtful accounts for any accounts which it deems doubtful of collection.

     The Company maintains deposits in banks which may exceed the amount of federal deposit insurance available. Management believes that any possible deposit loss is minimal.

L.   OTHER EXPENSES:

     Other expenses for the year ended December 31, 1997 consisted primarily of a loss incurred on the settlement of a potential lawsuit.

M.   EVENTS SUBSEQUENT TO DECEMBER 31, 1997:

     In January, 1998, the Company executed a promissory note payable to the Company's president for $150,000, payable in June, 1998.

     In January, 1998, the Company acquired 208 shares of common stock from two shareholders at a price of $2,644 per share in exchange for the assignment of accounts receivable of the Company representing the right to receive not less than $550,000 in total. The corporation has guaranteed the full payment of the redemption price if 90 days thereafter the total proceeds collected from the accounts equals less than the redemption price.

     On February 20, 1998, Boots & Coots International Well Control, Inc. (the "Parent") acquired all of the capital stock of the Company. Consideration for the acquisition of the Company, with an effective date for audited purchase price adjustments of December 31, 1997, was $570,568 cash; the repayment of corporate secured debt and interest thereon of approximately $1,250,000; and the issuance of 488,136 shares of Boots & Coots International Well Control, Inc. common stock, of which 158,646 shares were delivered into escrow to secure the indemnification obligations of the shareholders of the Company.

     In February, 1998, the Company executed a promissory note to its Parent in the original principal amount of $165,000. The note is a non-interest bearing note and is payable on demand.

     In March, 1998, the Company pledged all of the assets of the Company and issued a guarantee to secure a borrowing by its parent of up to $2,250,000 from a third party lender.